SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 23, 2004

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12504	95-4448705
(State or Other Jurisdictionof Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, CA 90401

(Address of Principal Executive Offices, Zip Code)

(310) 394-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 22, 2004, The Macerich Partnership, L.P., a Delaware limited partnership (“Macerich LP”), The Macerich Company, a Maryland corporation (“Macerich”), Wilmorite Properties, Inc., a Delaware corporation (“Wilmorite”) and Wilmorite Holdings, L.P., a Delaware limited partnership (“Wilmorite LP”) entered into a definitive agreement and plan of merger (the “Merger Agreement”).  Pursuant to the Merger Agreement, a merger subsidiary of Macerich LP will merge with and into Wilmorite, with Wilmorite being the surviving entity (the “Merger”).  Another Macerich LP subsidiary will merge with and into Wilmorite LP, with Wilmorite LP being the surviving entity.  Following the mergers and the subsequent liquidation of Wilmorite, Macerich LP will become the general partner of Wilmorite LP.  Wilmorite LP will also contribute certain of its assets to Macerich LP.  Wilmorite LP will be referred to as “New Wilmorite LP” following the consummation of the Merger.

The total consideration paid by Macerich LP in the mergers will be $2.333 billion, including the assumption of approximately $882 million of existing debt at an average interest rate of 6.43% and the issuance of convertible preferred units and common units in New Wilmorite LP totaling an estimated $320 million.  The balance will be paid in cash.

Each stockholder of Wilmorite will be entitled to receive cash in the amount of the Merger Consideration as defined in the Merger Agreement.  Each limited partner of Wilmorite LP will be entitled to elect to receive the Merger Consideration in cash, or in the form of convertible preferred units (“CPUs”) or common units in New Wilmorite LP.  Each CPU will have a liquidation preference of $62.39 per unit, an initial conversion price of $74.868 and an initial quarterly dividend of approximately $0.897.

The CPUs will be subject to the following redemption and conversion rights:

                Rochester Redemption Rights. Holders of CPUs will have the right to elect to participate in certain redemption rights associated with a portion of the Wilmorite portfolio generally located in the greater Rochester, New York area (the “Rochester Properties”).  Holders of CPUs subject to these rights (“Rochester CPUs”) will have the right to redeem them in exchange for an in-kind distribution of the Rochester Properties, during a three-month period beginning on August 31, 2007, subject to certain conditions.  New Wilmorite LP will have the right to redeem the Rochester CPUs in exchange for the Rochester Properties for a three-month period starting on December 1, 2009.  The Rochester Properties include Eastview Mall, Eastview Commons, Greece Ridge Center, Marketplace Mall and Pittsford Plaza.

                Put Right and Forced Conversion Rights.  The holders of CPUs other than Rochester CPUs (“Non-Rochester CPUs”) will have the right to require New Wilmorite LP to redeem their Non-Rochester CPUs during a thirty-day period following the seventh anniversary of the closing date of the transaction, for cash (or, at the election of Macerich, for shares of Macerich common stock) at a price of $53.0315 per Non-Rochester CPU (subject to certain adjustments), up to an aggregate maximum of $75 million.  During the same thirty-day period, New Wilmorite LP will have the right to compel the holders of Non-Rochester CPUs to redeem their Non-Rochester CPUs for common units of New Wilmorite LP for $82.3548 per Non-Rochester CPU (subject to certain adjustments).

                General Unit Conversion Rights.  Non-Rochester CPUs will be convertible for common units of New Wilmorite LP at any time.  Beginning on August 31, 2010 (or earlier, under certain circumstances), Rochester CPUs will be convertible for common units of New Wilmorite LP.

                Macerich LP Call Right.  For a period of 12 months beginning on June 1, 2011, New Wilmorite LP will have the right to cause its CPUs to be exchanged for units of Macerich LP with substantially similar financial and economic rights.

                General Redemption Rights.  Beginning one year after the closing date of the transaction, Non-Rochester CPUs will be redeemable for cash or, at the option of Macerich, for shares of Macerich common stock, pursuant to an established formula.  Beginning on August 31, 2010 (or earlier, under certain circumstances), Rochester CPUs will be redeemable on the same terms.

The common units of New Wilmorite LP will be subject to the following redemption and conversion rights:

                Macerich LP Call Right.  For a period of 12 months beginning on June 1, 2011, New Wilmorite LP will have the right to cause its common units to be exchanged for common units of Macerich LP with substantially similar financial and economic rights.

                General Redemption Rights.  Beginning one year after the closing date of the transaction, common units will be redeemable for cash or, at the option of Macerich, for an equal number of shares of Macerich common stock.

The Merger has been approved by the boards of directors of Wilmorite and Macerich and a majority in interest of the limited partners of Wilmorite LP and its general partner’s stockholders.  The completion of the Merger is subject to customary closing conditions and is expected to close in March, 2005.

In addition to the assumed debt , the transaction financing has been arranged and will include $600 million of five-year unsecured term notes bearing interest at LIBOR plus 2.25% and a $300 million interim loan with a term of up to 1.5 years with an initial interest rate of LIBOR plus 1.75%.  Under the Merger Agreement, Macerich LP’s obligation to complete the Merger is not subject to completion of this debt financing.

There are no material relationships between Macerich LP and Macerich, on one hand, and Wilmorite or Wilmorite LP, on the other, other than in respect of the Merger Agreement.

ITEM 7.01.            REGULATION FD DISCLOSURE

                Macerich issued a press release on December 23, 2004, announcing the execution of a definitive agreement pursuant to which The Macerich Partnership, L.P., a majority owned subsidiary, will acquire Wilmorite Holdings L.P. and such press release is filed as Exhibit 99.1 hereto and is hereby incorporated by reference in its entirety.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Exhibits

                99.1         Press Release of the Company dated December 23, 2004.

SIGNATURES

                Pursuant to the requirements of the Securities and Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on December 23, 2004.

THE MACERICH COMPANY

By: /s/ THOMAS E. O’HERN

Thomas E. O’Hern
Executive Vice President and Chief Financial Officer